Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2019

MILWAUKEE—October 18, 2019 — Sensient Technologies Corporation (NYSE: SXT) reported earnings per share of 75 cents in the third quarter of 2019 compared to reported earnings per share of $1.12 in the third quarter of 2018.  The reported earnings per share of 75 cents in the current period compares to the adjusted earnings per share of 95 cents for the comparable prior year period.  Revenue was $317.7 million in this year’s third quarter compared to $342.7 million in the comparable period last year.  Operating income was $38.8 million in the third quarter of 2019 and $50.3 million in last year’s third quarter.  Foreign currency translation decreased revenue, operating income and earnings per share by approximately 1% in the quarter.

The 2018 reported third quarter results include an adjustment to the provisional amount recorded in 2017 for the impact of the Tax Cuts and Jobs Act (2017 Tax Legislation), which is described in more detail under “Reconciliation of Non-GAAP Amounts” below. The impact of this adjustment increased earnings per share from 95 cents to $1.12 per share during last year’s third quarter and did not have any impact on the 2019 third quarter results.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2019 October 18, 2019	Page 2
BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-Date
Color	(6.0%)	(3.9%)
Flavors & Fragrances	(9.1%)	(7.0%)
Asia Pacific	(3.7%)	(4.8%)
Total Revenue	(7.3%)	(5.5%)

	Local Currency (1)
Revenue	Quarter	Year-to-Date
Color	(4.2%)	(0.8%)
Flavors & Fragrances	(7.6%)	(5.2%)
Asia Pacific	(5.3%)	(3.6%)
Total Revenue	(6.0%)	(3.2%)

(1) Local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" below.

The reported results include the impact of foreign currency, which is described in more detail under “Reconciliation of Non-GAAP Amounts” below. The non-GAAP amounts eliminate the impact of currency movements, depreciation and amortization, non-cash stock-based compensation, and the adjustment to the provisional estimate related to the 2017 Tax Legislation and enhance the overall understanding of the Company’s performance when viewed together with the GAAP results.  Refer to “Reconciliation of Non-GAAP Amounts” below.

The Color Group reported revenue of $127.0 million in the quarter compared to $135.1 million in last year’s third quarter.  Segment operating income was $23.4 million in the quarter compared to $26.6 million in last year’s comparable period.  Foreign currency decreased both revenue and operating income by approximately 2% in the period.  The Group’s results were favorably impacted by the continued growth in natural colors in the Food & Beverage Colors business and growth in the Pharmaceutical business, offset by lower sales in the Cosmetic, Inks, and Industrial businesses.  Color Group operating income was lower in the quarter primarily due to the lower segment sales and higher input costs.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2019 October 18, 2019	Page 3
The Flavors & Fragrances Group reported third quarter revenue of $167.6 million compared to $184.4 million reported in the comparable period last year.  Higher revenue in the finished flavors and extracts product lines was offset by lower revenue in certain flavor ingredient product lines.  Segment operating income was $17.6 million in the third quarter compared to $24.8 million reported in the third quarter of 2018.  The Group’s lower profit was primarily a result of the lower segment sales and lower production volumes.  Foreign currency translation decreased revenue by approximately 2% and operating income by approximately 1% in the quarter.

The Asia Pacific Group reported revenue of $30.1 million in the quarter compared to $31.3 million reported in the comparable prior year period.  Segment operating income was $5.4 million and $5.8 million in the third quarters of 2019 and 2018, respectively.  Foreign currency translation increased segment revenue by approximately 2% and increased operating income by approximately 5% in the quarter.

Corporate & Other reported operating costs of $7.7 million in the current quarter compared to $6.9 million in the third quarter of 2018.  The higher costs are primarily the result of a reduction in performance-based compensation expense in last year’s third quarter.

The Company has decided to explore strategic alternatives for certain product lines that are outside of the key strategic markets of food colors, cosmetics, pharmaceuticals, finished flavors, extracts, and natural ingredients.  Exploring alternatives for non-core product lines will allow the Company to focus on the core remaining product lines and improve the overall portfolio and growth prospects.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2019 October 18, 2019	Page 4
“While the market has been challenging this year, I am optimistic in the continued growth of our core strategic businesses,” said Paul Manning, Chairman, President and CEO of Sensient Technologies Corporation.  “Adjusting our current product portfolio will significantly improve the Company’s long-term outlook.”

2019 OUTLOOK

Based on the results of the first nine months of the year, current market conditions and segment growth expectations for the remaining quarter, the Company now anticipates full year earnings per share will be in the range of $2.90 to $3.00 per share.

In addition, the Company continues to expect full year local currency adjusted EBITDA(2) to be below last year’s results. The Company provides this metric as a supplemental measure of the underlying business performance by adjusting EBITDA for non-cash stock-based compensation impacts.

(2)	Adjusted EBITDA represents operating income before depreciation and amortization and non-cash stock-based compensation expense. See the “Reconciliation of Non–GAAP Amounts” below for more information.

CONFERENCE CALL

The Company will host a conference call to discuss its 2019 third quarter financial results at 8:30 a.m. CDT on Friday, October 18, 2019.  To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078 and ask to join the Sensient Technologies Corporation conference call.  Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through October 25, 2019, by calling (877) 344-7529 and referring to conference identification number 10133849.  An audio replay and written transcript of the call will be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after October 22, 2019.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2019 October 18, 2019	Page 5
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2019 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; the success of the Company’s efforts to explore strategic alternatives for certain non-core businesses; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; currency exchange rate fluctuations; estimates related to the Tax Cuts and Jobs Act and its effects on our results; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our most recent Annual Report on Form 10-K/A and subsequent reports that we file with the SEC.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2019 October 18, 2019	Page 6
ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
(Unaudited)
Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,

	2019	2018	% Change	2019	2018	% Change

Revenue	$317,650	$342,734	(7.3%)	$1,004,349	$1,062,252	(5.5%)

Cost of products sold	215,250	227,161	(5.2%)	674,956	702,138	(3.9%)
Selling and administrative expenses	63,612	65,309	(2.6%)	193,817	201,988	(4.0%)

Operating income	38,788	50,264	(22.8%)	135,576	158,126	(14.3%)
Interest expense	4,936	5,407		15,538	16,517

Earnings before income taxes	33,852	44,857		120,038	141,609
Income taxes	1,981	(2,336)		21,029	17,099

Net earnings	$31,871	$47,193	(32.5%)	$99,009	$124,510	(20.5%)

Earnings per share of common stock:
Basic	$0.75	$1.12		$2.34	$2.93

Diluted	$0.75	$1.12		$2.34	$2.92

Average common shares outstanding:
Basic	42,272	42,240		42,261	42,464

Diluted	42,299	42,313		42,291	42,571

Reconciliation of Non-GAAP Amounts

The Company's results for the three and nine months ended September 30, 2018, include an adjustment of $7.1 million ($0.17 per share) to the provisional amount recorded in 2017 for the impact of the 2017 Tax Legislation.
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

Net earnings (GAAP)	$31,871	$47,193	(32.5%)	$99,009	$124,510	(20.5%)
Impact of the 2017 Tax Legislation	-	(7,061)		-	(7,061)
Adjusted net earnings	$31,871	$40,132	(20.6%)	$99,009	$117,449	(15.7%)

Diluted EPS (GAAP)	$0.75	$1.12	(33.0%)	$2.34	$2.92	(19.9%)
2017 Tax Legislation	-	(0.17)		-	(0.17)
Adjusted diluted EPS	$0.75	$0.95	(21.1%)	$2.34	$2.76	(15.2%)

Note: Earnings per share calculations may not foot due to rounding differences.

The following table summarizes the percentage change in the 2019 results compared to the 2018 results for the corresponding periods.

	Three Months Ended September 30,			Nine Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Local Currency	Total	Foreign Exchange Rates	Local Currency
Flavors & Fragrances	(9.1%)	(1.5%)	(7.6%)	(7.0%)	(1.8%)	(5.2%)
Color	(6.0%)	(1.8%)	(4.2%)	(3.9%)	(3.1%)	(0.8%)
Asia Pacific	(3.7%)	1.6%	(5.3%)	(4.8%)	(1.2%)	(3.6%)
Total Revenue	(7.3%)	(1.3%)	(6.0%)	(5.5%)	(2.3%)	(3.2%)

Operating Income
Flavors & Fragrances	(29.1%)	(0.9%)	(28.2%)	(18.0%)	(0.7%)	(17.3%)
Color	(11.8%)	(2.0%)	(9.8%)	(10.8%)	(3.3%)	(7.5%)
Asia Pacific	(6.0%)	5.3%	(11.3%)	(9.4%)	2.0%	(11.4%)
Corporate & Other	11.5%	0.0%	11.5%	(9.3%)	(0.1%)	(9.2%)
Total Operating Income	(22.8%)	(0.8%)	(22.0%)	(14.3%)	(2.0%)	(12.3%)
Diluted EPS	(33.0%)	(0.9%)	(32.1%)	(19.9%)	(1.7%)	(18.2%)
Adjusted EBITDA	(15.8%)	(0.8%)	(15.0%)	(11.2%)	(1.8%)	(9.4%)

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Sensient Technologies Corporation	Page 8
(In thousands, except percentages and per share amounts)
(Unaudited)
Reconciliation of Non-GAAP Amounts - Continued
The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2019	2018	% Change	2019	2018	% Change
Operating income (GAAP)	$38,788	$50,264	(22.8%)	$135,576	$158,126	(14.3%)
Depreciation and amortization	13,965	13,035		41,706	39,057
Share-based compensation expense (income)	339	(242)		(816)	1,541
Adjusted EBITDA	$53,092	$63,057	(15.8%)	$176,466	$198,724	(11.2%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,

Revenue	2019	2018	% Change	2019	2018	% Change

Flavors & Fragrances	$167,577	$184,397	(9.1%)	$531,264	$571,401	(7.0%)
Color	127,005	135,130	(6.0%)	409,796	426,581	(3.9%)
Asia Pacific	30,125	31,275	(3.7%)	87,646	92,063	(4.8%)
Intersegment elimination	(7,057)	(8,068)		(24,357)	(27,793)

Consolidated	$317,650	$342,734	(7.3%)	$1,004,349	$1,062,252	(5.5%)

Operating Income

Flavors & Fragrances	$17,600	$24,814	(29.1%)	$60,775	$74,142	(18.0%)
Color	23,436	26,565	(11.8%)	81,512	91,370	(10.8%)
Asia Pacific	5,406	5,750	(6.0%)	13,825	15,256	(9.4%)
Corporate & Other	(7,654)	(6,865)		(20,536)	(22,642)

Consolidated	$38,788	$50,264	(22.8%)	$135,576	$158,126	(14.3%)

The Company’s reportable segments consist of the Flavors & Fragrances, Color, and Asia Pacific segments.  During the third quarter of 2018, the Company completed the acquisition of Mazza Innovation Limited.  This business was included in Corporate & Other in 2018.  Beginning in the first quarter of 2019, the results of operations of this business are now reported in the Color segment.  The results for 2018 have been restated to reflect this change.

Consolidated Condensed Balance Sheets	September 30,	December 31,
	2019	2018

Cash and cash equivalents	$34,422	$31,901
Trade accounts receivable (net)	244,610	255,350
Inventories	470,136	490,757
Other current assets	43,193	44,857
Total Current Assets	792,361	822,865

Goodwill & intangible assets (net)	422,936	435,042
Property, plant, and equipment (net)	469,758	491,056
Other assets	93,502	75,977

Total Assets	$1,778,557	$1,824,940

Trade accounts payable	$103,557	$131,812
Short-term debt	20,207	20,046
Other current liabilities	68,427	62,842
Total Current Liabilities	192,191	214,700

Long-term debt	616,967	689,553
Accrued employee and retiree benefits	23,999	23,210
Other liabilities	48,727	37,530
Shareholders' Equity	896,673	859,947

Total Liabilities and Shareholders' Equity	$1,778,557	$1,824,940

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Cash Flows
Nine Months Ended September 30,

	2019	2018
Cash flows from operating activities:
Net earnings	$99,009	$124,510
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	41,706	39,057
Stock-based compensation	(816)	1,541
Net (gain) loss on assets	(1,224)	311
Deferred income taxes	(2,303)	3,152
Changes in operating assets and liabilities:
Trade accounts receivable	6,355	(111,283)
Inventories	14,493	(25,044)
Prepaid expenses and other assets	(5,053)	(3,118)
Accounts payable and other accrued expenses	(19,565)	(9,266)
Accrued salaries, wages and withholdings from employees	(1,647)	(782)
Income taxes	(5,294)	(12,647)
Other liabilities	1,920	2,429

Net cash provided by operating activities	127,581	8,860

Cash flows from investing activities:
Acquisition of property, plant and equipment	(26,073)	(34,090)
Cash receipts on sold receivables	-	91,142
Proceeds from sale of assets	2,033	283
Acquisition of new businesses	-	(31,100)
Other investing activity	4,280	616

Net cash (used in) provided by investing activities	(19,760)	26,851

Cash flows from financing activities:
Proceeds from additional borrowings	35,126	248,426
Debt payments	(90,966)	(158,214)
Purchase of treasury stock	-	(76,734)
Dividends paid	(45,688)	(42,195)
Other financing activity	(1,027)	(2,777)

Net cash used in financing activities	(102,555)	(31,494)

Effect of exchange rate changes on cash and cash equivalents	(2,745)	3,199

Net increase in cash and cash equivalents	2,521	7,416
Cash and cash equivalents at beginning of period	31,901	29,344
Cash and cash equivalents at end of period	$34,422	$36,760

The Company adopted Accounting Standards Update (ASU) 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, in the first quarter of 2018 using monthly cash receipts as its unit of account. This ASU requires that certain cash receipts received on securitized accounts receivable, which were previously reported as cash flows from operating activities, are reported as cash flows from investing activities. In the second quarter of 2018, the Company updated its unit of account to daily cash receipts for the cash received related to the beneficial interest in the previously transferred receivables. As a result, the Company has included $91 million in net cash provided by investing activities for the first nine months of 2018.

Supplemental Information
Nine Months Ended September 30,	2019	2018

Dividends paid per share	$1.08	$0.99